Exhibit 99.1

Monogram Technologies Submits 510(k) Application for mBôs TKA System Clearance

Application was Submitted on July 19, 2024, Passed the FDA Administrative Review, and is Now Under Substantive Review

FDA Decision is Expected Within 90 Days of Initial Submission; However, the Process May be Paused if Additional Information is Requested

AUSTIN, TX – August 8, 2024 – Monogram Technologies Inc. (NASDAQ: MGRM) ("Monogram" or the "Company"), an AI-driven robotics company focused on improving human health with an initial focus on orthopedic surgery, today announced that it has submitted a 510(k) premarket filing to the U.S. Food and Drug Administration (FDA) for the Company’s mBôs TKA System. The application was submitted on July 19, 2024, and passed the FDA Administrative Review. An FDA decision is expected within 90 days of the initial submission; however, the process may be paused if additional information is requested.

“The 28,214-page submission is the culmination of over eight years and thousands of hours, comprising verification and validation from numerous, extremely rigorous tests including simulated cadaveric surgeries by fifteen surgeons,” said Ben Sexson, CEO of Monogram Technologies. “This FDA submission for the mBôs TKA System represents a significant milestone for Monogram in our journey to improve human health with our precision robotic surgical system and should be an essential catalyst for institutional engagement.

“I would like to thank our entire team for their incredible hard work and dedication, including Kamran Shamaei and engineering leadership, Muhammad Afnan, Pedro Alfonso, Gerardo Gonzalez, Daniel Grunden, Ani Nayak, and Nisha Patel. I would also like to thank our founder and Chief Medical Officer, Dr. Doug Unis, for starting this vision many years ago. The work undertaken by such a small group is a true testament to our incredible teamwork. No task was too small, and the team worked extremely hard to get this done in a timely manner, driven by our mission to advance the standard of care for orthopedic patients,” concluded Sexson.

Dave McGurl, Vice President of Regulatory Affairs at MCRA, said, “We believe that this is a very strong application. The team did a thorough job, with strong support for their arguments and thorough testing based on FDA feedback. The quality of the documentation is high, and I'm confident it will be evident to the FDA how much work went into developing this system.”

The submission follows recent FDA written feedback regarding Monogram’s pre-submission request and a teleconference meeting to discuss further the Monogram mBôs™ TKA System verification test plan, including a proposed clinical trial protocol on an outside the U.S. (OUS) target population. Management believes the feedback was comprehensive and will be advantageous for a successful 510(k) submission to obtain clearance, commercialization, and marketing for the mBôs™ TKA System.

Kamran Shamaei, Chief Technology Officer at Monogram, added, "We are more committed than ever to see this vision materialize. The team is already pushing the next-gen technology and other clinical applications. We believe our system will fit a unique market opportunity we intend to exploit. Robots on the market today have limitations, including the inability to scale to other applications. We believe AI-driven computer vision and high-efficiency surgeon-assisted robotics with an uncompromised focus on safety and accuracy will become the de facto choice in the future.”

“I do approximately 1,000 knees per year, and all robotically,” said Dr. Fabio Orozco. “The Monogram mBôs prioritizes patient safety and accuracy with uncompromised efficiency and ease of use. I demand only the best for my patients and feel the mBôs is a significant step forward for the orthopedic market. After having done robotic surgery for ten years, I genuinely believe that Monogram’s will be the most advanced technology and will have the biggest impact on orthopedic surgery once it is released. After clearance, I plan to support Monogram’s commercial launch. Dr. Orozco is the president of Orozco Orthopaedics in South Jersey and is the Director of orthopedic surgery and robotics at AtlantiCare Regional Medical Center. Dr. Orozco did his residency and fellowship at Thomas Jefferson University Hospital, where he serves as an associate professor.

“I have done thousands of Total Knee Replacements and used many of the most advanced technologies on the market,” said Dr. Robert Jamieson. “I have helped support Monogram’s development of the mBôs and also participated in the Verification and Validation testing for the FDA. In my opinion, Monogram’s mBôs is like the most recent iPhone, and the competition is still the first generation iPhone. What excites me the most about Monogram and the mBôs is its potential for the future. A high-efficiency robot with high autonomy has the potential to be transformative for the orthopedic market. Monogram’s leadership is dedicated to advancing the state of the art in orthopedic medicine. Management is highly dedicated to patient safety in all aspects of their product design, and it shows. After clearance, I plan to support Monogram’s commercial launch. Dr. Robert Jamieson recently left private practice in Northern California and is now joining Intermountain Health in St. George, UT. Dr. Jamieson completed his fellowship at the Joint Replacement Institute in Los Angeles.

“My team performs approximately 300 total knee replacement surgeries annually, and 95% are completed using robotic arm-assisted surgery,” said Dr. Joey Romero. “I am dedicated to technological advancement in arthroplasty surgery with a special focus on using robotic-assisted surgery to improve patient care. I want only the best for my patients and firmly believe the accuracy, precision, and patient-specific customization of robotic-assisted surgery is paramount in improving reproducible, successful surgical outcomes. I supported Monogram Technologies during its development and participated in the formal verification and validation testing for the mBôs TKA System FDA submission. The Monogram team has impressed me from the start. They have listened to my feedback, their management is highly engaged, and it’s obvious they have placed the highest importance on patient safety. Post commercialization, I plan to support Monogram’s commercial launch.” Dr. Joey Romero practiced at St. David's Center for Hip and Knee Replacement Medical Center in Austin, TX. He completed his arthroplasty fellowship residency at the Hospital for Special Surgery in New York City.

“Our 510(k) submission marks another major milestone on the road to building the next generation of orthopedic robotics,” said Dr. Doug Unis, founder and Chief Medical Officer. “Thanks to the tireless work of our incredible team, the day I can use the mBôs in my operating room continues to grow closer.”

Monogram's Chief Financial Officer Noel Knape said, “We anticipate this submission will open up funding opportunities, and we are seeing continued traction with institutional players as we execute our milestones.”

About Monogram Technologies Inc.

Monogram Technologies (NASDAQ: MGRM) is an AI-driven robotics company focused on improving human health, with an initial focus on orthopedic surgery. The Company is developing a product solution architecture to enable patient-optimized orthopedic implants at scale by combining 3D printing, advanced machine vision, AI and next-generation robotics.

Monograms mBôs precision robotic surgical system is designed to autonomously execute optimized paths for high-precision insertion of its FDA-cleared mPress press-fit implants. The goal is well balanced better-fitting bone sparing knee replacements. The Company initially intends to produce and market robotic surgical equipment and related software, orthopedic implants, tissue ablation tools, navigation consumables, and other miscellaneous instrumentation necessary for reconstructive joint replacement procedures. Other clinical and commercial applications for the mBôs with mVision navigation are also being explored.

Monogram has obtained FDA clearance for mPress implants and applied for 510(k) clearance for its robotic products. The Company is required to obtain FDA clearance before it can market its products. Monogram cannot estimate the timing or assure the ability to obtain such clearances.

The Company believes that its mBôs precision robotic surgical assistants, which combine AI and novel navigation methods (mVision), will enable more personalized knee implants for patients, resulting in well balanced better-fitting knee replacements with bone sparing implants. Monogram anticipates that there may be other clinical and commercial applications for its navigated mBôs precision robot and mVision navigation.

To learn more, visit monogramtechnologies.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. For example, the Company's statement regarding the Company's proposed use of net proceeds is a forward-looking statement. Forward-looking statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements as a result of a number of factors, including those described in the prospectus and the Company's other filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations

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